Exhibit 5.1

August 7, 2018

Board of Directors
SM Energy Company

1775 Sherman Street, Suite 1200

Denver, Colorado 80203

Re:                             Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to SM Energy Company, a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the Registration Statement, the Company is registering for issuance under the Company’s Equity Incentive Compensation Plan, as amended and restated as of May 22, 2018 (the “Plan”), an additional 3,400,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which pursuant to the terms of the Plan are added to the number of shares of Common Stock issuable under the Plan (collectively, the “Shares”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Shares.

As the basis for the opinion hereinafter expressed, we have reviewed originals or copies of the following:

A.            an executed copy of the Registration Statement;

B.            a copy of the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on November 17, 1992, as amended by the Certificate of Amendment, filed June 22, 1998, the Certificate of Amendment, filed May 31, 2001, the Certificate of Amendment, filed May 26, 2005 and the Certificate of Amendment, filed June 1, 2010, and certified as of a recent date;

C.            a copy of the Amended and Restated By-Laws of the Company effective as of February 21, 2017;

Holland & Hart LLP  Attorneys at Law

Phone (303) 295-8000 Fax (303) 295-8261 www.hollandhart.com

555 17th Street, Suite 3200  Denver, CO 80202-3921  Mailing Address  P.O. Box 8749  Denver, CO 80201-8749

Alaska Colorado Idaho Montana Nevada New Mexico Utah Washington, D.C. Wyoming

D.            a copy of the resolutions adopted by the Board of Directors of the Company relating to, among other things, adoption of the Plan and approval of the Registration Statement;

E.             a report of the inspectors of election at the annual meeting of the stockholders of the Company held on May 22, 2018, indicating that the adoption of the Plan was approved by the stockholders; and

F.              a certificate of good standing covering the Company, issued by the Secretary of State of the State of Delaware as of a recent date (the “Good Standing Certificate”).

We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed for purposes of this opinion: (a) information contained in documents reviewed by us is true, complete and correct; (b) the genuineness and authenticity of all signatures on original documents; (c) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (d) the conformity to originals of all documents submitted to us as copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the legal capacity of all natural persons; and (g) the due authorization, execution and delivery of all documents by parties other than the Company.

We are opining herein as to the Delaware General Corporation Law, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized for issuance pursuant to the Plan and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter.  This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Holland & Hart LLP